CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Source Gold Corp. (the “Company”) on Form 10-Q for the quarter ended October 31, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Lauren Notar, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.             The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Lauren Notar
Name:	Lauren Notar
Title:	Principal Executive Officer and Principal Financial Officer
Date:	December 14, 2012